UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2025

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Blvd., #400
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

$25,000 Promissory Note and Amendment

Effective as of June 9, 2025, EM1 Capital LLC (“EM1”), an entity controlled by Jaspreet Mathur, Chief Executive Officer, Chairman, and a greater than 10% shareholder in Limitless X Holdings Inc. (the “Company”), entered into a promissory note with the Company (together with the Amendment (as defined herein) “Promissory Note 1”) in the amount of $25,000.00 plus accrued interest at the agreed upon rate of 15% fixed equaling the total sum of $28,750 (the “P1 Full Balance”). The Company is to use the funds received under Promissory Note 1 to pay its auditing fees. The Company will pay EM1 the P1 Full Balance on or before the Maturity Date (defined herein below). The maturity date of the Promissory Note 1 is (i) December 9, 2025 or (ii) the date on which the Company secures funding of at least $1 million in an offering, whichever comes first (the “Maturity Date”).

Promissory Note 1 provides that, following “Events of Default” (as defined in the Promissory Note 1 attached at Exhibit 10.1), all sums of principal and interest on Promissory Note 1 shall be immediately due and payable. Upon any demand or Event of Default, Company shall pay to EM1 all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal costs incurred or paid by EM1 on account of such collection, whether or not suit is instituted, plus default interest on any unpaid amount at a rate of 3% accruing monthly. After acceleration of the indebtedness evidenced by Promissory Note 1, such indebtedness shall continue to bear interest at the rate set forth therein.

Effective June 12, 2025, the Company and EM1 entered into a First Amendment to Promissory Note (the “Amendment”). The effect of the Amendment served to change the governing law provision of Promissory Note 1 from California to Delaware. No other changes, amendments, or modifications were made to Promissory Note 1.

The foregoing is only a summary of the material terms of the Promissory Note 1 and does not purport to be a complete description of the rights and obligations of the parties thereunder. This summary of Promissory Note 1 is qualified in its entirety by reference to the forms of such agreement, which is filed as Exhibit 10.1 this Current Report and incorporated herein by reference.

$75,000 Promissory Note

Effective as of June 11, 2025 (“Effective Date”), EM1 entered into a promissory note with the Company (“Promissory Note 2”) in the amount of $75,000.00 plus accrued interest at the agreed upon rate of 15% fixed equaling the total sum of $86,250 (the “P2 Full Balance”). As of June 13, 2025, EM1 has advanced $20,000 to the Company. The Company is to use the funds received pursuant to Promissory Note 2 for necessary expenses. The Company will pay EM1 the P2 Full Balance on or before the Maturity Date (defined herein below). The maturity date of Promissory Note 2 is (i) December 11, 2025 or (ii) the date on which the Company secures funding of at least $1 million in an offering, whichever comes first (the “Maturity Date”). Additionally, in consideration for EM1’s willingness to enter into Promissory Note 2, the Company shall cause to be issued 15,000 shares of the Company’s common to EM1 within two business days after the total Loan Amount is advanced to the Company, between the Effective Date and June 23, 2025, or an otherwise reasonable time as the parties may agree. The issuance of restricted shares of the Company’s common under Promissory Note 2 is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). EM1 is sophisticated and represented in writing that he is an accredited investor and acquired the securities for his own account for investment purposes. A legend will be placed on the stock certificates issued to EM1 stating that the securities are “restricted securities” under Rule 144 of the Securities Act, have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

Promissory Note 2 provides that, following “Events of Default” (as defined in Promissory Note 2 attached at Exhibit 10.2), all sums of principal and interest on Promissory Note 2 shall be immediately due and payable. Upon any demand or Event of Default, Company shall pay to EM1 all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal costs incurred or paid by EM1 on account of such collection, whether or not suit is instituted, plus default interest on any unpaid amount at a rate of 3% accruing monthly. After acceleration of the indebtedness evidenced by Promissory Note 2, such indebtedness shall continue to bear interest at the rate set forth therein.

The foregoing is only a summary of the material terms of Promissory Note 2 and does not purport to be a complete description of the rights and obligations of the parties thereunder. This summary of Promissory Note 2 is qualified in its entirety by reference to the forms of such agreement, which is filed as Exhibit 10.2 this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note dated June 9, 2025 between the Company and EM1 Capital LLC (Promissory Note 1 including the Amendment)
10.2	Promissory Note dated June 11, 2025 between the Company and EM1 Capital LLC (Promissory Note 2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date:	June 13, 2025	By:	/s/ Jaspreet Mathur
		Name:	Jaspreet Mathur
		Title:	Chief Executive Officer